UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

☒	Preliminary Information Statement

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☐	Definitive Information Statement

HC CAPITAL TRUST

(Name of Registrant as Specified In Its Charter)

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HC CAPITAL TRUST

Five Tower Bridge, 300 Barr Harbor Drive, Suite 500

West Conshohocken, Pennsylvania 19428

August 11, 2014

To the Shareholders of The Fixed Income Opportunity Portfolio of the HC Capital Trust:

The Board of Trustees of HC Capital Trust (“Trust”) has approved the engagement of Western Asset Management Company (“WAMCO”) to serve as a Specialist Manager for The Fixed Income Opportunity Portfolio. The Board of Trustees also approved a portfolio management agreement between the Trust and WAMCO relating to The Fixed Income Opportunity Portfolio, which agreement became effective on July 29, 2014. This attached Information Statement sets forth certain information about WAMCO and the portfolio management agreement and we encourage you to read the Information Statement thoroughly. The Information Statement is being provided to you for your information only. You are not being asked to vote or take any other action on this matter.

As always, thank you for your trust and confidence.

Sincerely yours,

Robert J. Zion

President

HC Capital Trust

HC Capital Trust

The Fixed Income Opportunity Portfolio

Five Tower Bridge, 300 Barr Harbor Drive, Suite 500

West Conshohocken, PA 19428

INFORMATION STATEMENT

This Information Statement is being provided to the shareholders of The Fixed Income Opportunity Portfolio (the “Portfolio”), a series of HC Capital Trust (the “Trust”). This Information Statement is in lieu of a proxy statement, pursuant to the terms of an exemptive order (the “Order”) received from the Securities and Exchange Commission (the “SEC”) by Trust and Hirtle Callaghan & Co., LLC, of which the Trust’s investment adviser, HC Capital Solutions (the “Adviser”) is a division. The Order permits the Adviser, under certain circumstances, to hire independent investment advisory firms (each, a “Specialist Manager”) and to make changes to existing portfolio management agreements with Specialist Managers with the approval of the Board of Trustees (the “Board) of the Trust and without the need for a shareholder meeting. Under the conditions of the Order, the Board must provide notice to shareholders within 90 days of hiring a new Specialist Manager or implementing any material change in a portfolio management agreement.

In accordance with the Order, this Information Statement sets forth information about Western Asset Management Company (“WAMCO”), an investment advisory organization selected by the Adviser to serve as a Specialist Manager for the Portfolio and terms of a portfolio management agreement (“WAMCO Agreement”) between WAMCO and the Trust relating to the Portfolio. The Adviser’s selection of WAMCO, and the terms of the WAMCO Agreement, were approved by the Trust’s Board at an in-person meeting held on July 28, 2014, and the WAMCO Agreement became effective on July 29, 2014.

Notice regarding the website availability of this Information Statement will be mailed on or about August 8, 2014 to the Portfolio’s shareholders of record as of July 30, 2014.

NO SHAREHOLDER VOTE WILL BE TAKEN WITH RESPECT TO THE MATTERS DESCRIBED IN THIS INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE NOT REQUESTED TO SEND US A PROXY.

SUMMARY

Background. The Trust is a diversified, open-end management investment company. It is designed to operate as a “multi-manager” or “manager of managers” vehicle through which the Adviser and/or its affiliates implement certain asset allocation strategies on behalf of their investment advisory clients. Day-to-day portfolio management services and investment decisions are provided to each of the Trust’s investment portfolios by one or more Specialist Managers, none of which are affiliated with the Adviser. The Adviser serves as the Trust’s primary investment adviser for the Portfolio and each of the other separate investment portfolios that comprise the Trust. In this capacity, the Adviser is responsible for selecting Specialist Managers that it believes will achieve superior investment records relative to selected benchmarks; implement investment styles that complement those of other Special Managers serving the relevant portfolios and monitor the performance and adherence to stated styles of the Specialist Mangers. The Adviser is also responsible for allocating portfolio assets among Specialist Managers and allocations to any Specialist Manager may vary between 0% to 100%, at the discretion of the Adviser. The Board is responsible for the overall supervision and management of the business and affairs of the Trust.

Specialist Managers Currently Serving the Portfolio. In addition to the WAMCO Agreement, portfolio management agreements relating to the Portfolio are currently in place with Fort Washington Investment Advisors, Inc. (“Fort Washington”); Mellon Capital Management Corporation (“Mellon Capital”); and Pacific Investment Management Company, LLC (“PIMCO”). The Adviser based its decision to recommend the addition of WAMCO as a fourth Specialist Manager for the Portfolio on its belief that WAMCO’s approach to fixed-income investing would contribute to the Portfolio’s overall performance. Approximately $20 million in assets was initially allocated to WAMCO and this allocation is expected to increase gradually to approximately $160 million, or 20% of the Portfolio’s assets. Additional information about WAMCO, Fort Washington, Mellon Capital and PIMCO is set forth under the heading “Management of the Trust” in this Information Statement.

Contract Terms and Fees. The terms and conditions of the WAMCO Agreement that became effective on July 29, 2014, are in all material respects the same as those governing the Portfolio’s relationships with Fort Washington, Mellon Capital and PIMCO, except that each Specialist Manager is compensated in accordance with separate fee schedules. Currently, WAMCO is entitled to receive a fee computed as follows:

If assets allocated to WAMCO are:	Then, the Annual Rate will be:

Above $200 million	.20% of average daily net assets

Below $200 million due to reallocation/redemptions*	0.40% of assets up to $25 million;

0.375% of assets of $25 million to $50 million;

0.3375 on assets of $50 million to $100 million;

0.25% on assets of $100 million to $200 million; and

0.20% on assets of $200 million or more.

*	Any change in the applicable annual rate will be applied beginning with the first calendar quarter following the date on which such withdrawal or redemption reduced the average daily net assets to $200 million or less

For purposes of calculating the breakpoints that will be applicable to the fee payable to WAMCO, the assets of the Portfolio will be aggregated with any other assets that WAMCO manages according to the same strategy for any other client of the Adviser. When these combined assets exceed a breakpoint, the lower fee level on assets greater than the breakpoint threshold will be applied pro rata among all participating accounts.

Note that the fee schedule according to which the WAMCO fee is currently computed is the same as the fee schedule according to which Fort Washington’s fee is computed. The fees payable to PIMCO and Mellon Capital are set forth under the heading “Management of the Trust”. For more information on the fees and expenses of the Portfolio, see the pro-forma fee and expense tables in Appendix A.

Board Approval of WAMCO Agreement and Proposed Amendment to WAMCO Agreement. In the course of its deliberations with respect to the WAMCO Agreement, the Board considered the nature and quality of the services expected to be provided by WAMCO, giving substantial weight to the Adviser’s assessment of WAMCO’s capabilities and the Adviser’s view with respect to the benefit, over time, of affording the Portfolio with access to WAMCO’s Structured securities strategy. A more detailed description of the Board’s considerations of these matters is set forth below. With respect to its consideration of WAMCO’s fee arrangements, the Board was informed that WAMCO had agreed to undertake to provide advisory services to the Portfolio at the rate specified in the WAMCO Agreement for an initial period of not more than 150 days, but that WAMCO was also seeking the approval of an amendment (“Proposed Amendment”) to the WAMCO Agreement that would increase WAMCO’s fee to a level commensurate with the fee generally paid to WAMCO in connection with its structured securities strategy.

After considering the views of the Adviser with respect to the WAMCO Agreement and the Proposed Amendment in this matter and the impact of the higher fee on the overall expenses of the Portfolio, the Board also approved the Proposed Amendment, subject to the approval of the Portfolio’s shareholders.

A proposal to approve the Proposed Fee Amendment is expected to be presented to the shareholders of the Portfolio at a special meeting of the shareholders expected to be held on or about August 29, 2014 and a proxy statement relating to this proposal will be provided the Portfolio’s shareholders in advance of the Special Meeting. If the Proposed Fee Amendment is approved by the Portfolio’s shareholders it will go into effect immediately following the shareholder meeting at which it is approved. If the Proposed Fee Amendment is not approved at the Special Meeting, WAMCO will continue to provide services to the Portfolio under the terms of the WAMCO Agreement as currently constituted through the end of the initial period and the Board and the Adviser will consider alternative advisory arrangements.

Factors Considered by the Board

The Board, including a majority of the Independent Trustees, considered and approved the WAMCO Agreement. In connection with its deliberations, the Board considered several factors. In addition, the Board reviewed information from WAMCO about its business and operations.

In considering the information and materials presented to them, the Board received assistance from, and met separately with, their independent legal counsel and were provided with a written description of their statutory responsibilities and the legal standards that are applicable to approvals of advisory agreements.

The Board concluded that approval of the WAMCO Agreement was in the best interests of the Portfolio and consistent with the expectations of shareholders. In reaching this conclusion, the Board gave substantial weight to the Adviser’s assessment with respect to the structure of the Portfolio as well as likely value of WAMCO’s credit intensive investment process and the specialized nature of the market in structured products, particularly those backed by commercial real estate.

In summary, the Board concluded that implementation of the WAMCO Agreement would be in the best interests of the Trust as well as consistent with the expectations of the shareholders of the Portfolio. The Board gave substantial weight to the Adviser’s assessment of the structure of the Portfolio, the role of the other Specialist Managers serving the Portfolio, and the potential benefits of engaging WAMCO to manage a portion of the Portfolios’ assets.

During the course of its deliberations, the Board considered the recommendations made by the Adviser as well as information provided to it by the Adviser and WAMCO with respect to the nature and quality of the services expected to be provided by WAMCO, including its performance record in managing other investment accounts similar to the Portfolio, its commitment to maintaining a consistent investment strategy, the size and depth of the organization, the experience and professional background of the WAMCO portfolio management team and other factors. The Board also considered the specific terms of the Agreement, including the fees payable to WAMCO.

The Board concluded that the services to be provided by WAMCO were reasonably likely to benefit the Portfolio. In reaching this conclusion, the Board did not rely upon any single factor, but gave substantial weight to the Adviser’s recommendations and its view with respect to the ability of WAMCO to carry out the investment policies of the Portfolio and to ensure continuity in the Portfolio’s investment strategies.

The Board also determined that the rate at which WAMCO would be compensated for its services under the WAMCO Agreement was reasonable. During the course of its deliberations, the Board was provided with publicly available information assembled by a third-party service provider about the performance and fee structures of funds similar to the Portfolio managed by other investment advisers (the “peer group”) and with information from WAMCO regarding the fee structures of its similarly-managed accounts. While the Board found this information useful as an indication of the range of fees and services in the peer group and among similarly-managed accounts of the proposed manager, the Board did not specifically rely upon such comparisons, but based its findings primarily on the specific facts and circumstances of the Portfolio and of the Trust as a whole and the fact that the rate at which WAMCO was to be compensated was determined as a result of arms-length negotiations conducted by the officers of the Trust and the Adviser. The Board also noted the fact that implementing the proposed engagement would be likely to increase the overall advisory fees paid by the Portfolio. The Board also recognized that the overall levels of advisory fees experienced by the Portfolio would depend upon the manner in which the assets of the Portfolio are allocated among their various Specialist Managers.

The Board also reviewed the information provided regarding the estimated profits to be realized with respect to WAMCO’s relationship with the Portfolio as well as the extent to which economies of scale may be realized by WAMCO and the extent to which such potential economies were reflected in the fee structure.

In concluding that the engagement of WAMCO would be appropriate and, further, that approval of the Agreements was in the best interests of shareholders of the Portfolio, the Board considered it of importance that, like all of the portfolios of the Trust, the Portfolio is designed primarily to serve as a vehicle through which the Adviser implements asset allocation strategies on behalf of investment advisory clients of the Adviser and its affiliates and that shares of the Portfolio are generally available only to such clients. The Board also had before it information to the effect that WAMCO would be responsible only for the day-to-day investment decisions for that portion of the assets of the Portfolio allocated to them. Moreover, the Board was informed that WAMCO would not participate in the administration or distribution of shares of the Portfolio and would receive limited, if any, benefit from its association with the Portfolio or the Trust other than investment advisory fees received. The Board reviewed the portfolio management services expected to be provided by WAMCO, referencing the expected investment style, the experience of the personnel expected to be assigned to the Portfolio and the past performance of the organization including, as applicable, peer group comparisons and comparisons with the adviser’s other similarly-managed accounts.

Additional Information About the WAMCO Agreement Relating the Portfolios

A copy of the WAMCO Agreement appears attached to this Information Statement as Exhibit A. The WAMCO Agreement requires the named service provider to (i) provide a continuous investment program for that portion of the Portfolio’s assets that may be allocated to it; (ii) provide investment research; (iii) select brokers and dealers through which securities transactions are executed; and (iv) maintain certain records required under relevant provisions of the 1940 Act. The WAMCO Agreement also provides: that the service provider will not be liable to the Trust for any loss sustained by the Trust unless such loss is caused by the service provider’s willful misfeasance, reckless disregard of duty, bad faith or gross negligence; for termination of the agreement by the Trust or by the service provider upon sixty days’ written notice; and its termination in the event of an “assignment” as defined in the 1940 Act. With respect to duration and termination, the WAMCO Agreement provides that it shall continue in effect for a period of two years from the date on which it becomes effective unless earlier terminated. The Agreement will remain in effect thereafter from year to year for so long as its continuance is specifically approved, at least annually, by (i) a majority of the Board or the vote of the holders of a majority of the Portfolio’s outstanding voting securities; and (ii) the affirmative vote, cast in person at a meeting called for the purpose of voting on such continuance, of a majority of the Trust’s Independent Trustees.

MANAGEMENT OF THE TRUST

Information about the Adviser Under the terms of two separate discretionary investment advisory agreements (the “HC Agreements”) with the Trust, the Adviser continuously monitors the performance of various investment management organizations, including the several Specialist Managers retained by the Trust and generally oversees the services provided to the Trust by its administrator, custodian and other service providers. Each of the HC

Agreements also authorizes the Adviser to allocate and reallocate assets among Specialist Managers in multi-manager portfolios of the Trust from time to time. In addition, the HC Agreements provide that the Adviser will make its officers available to serve as officers and/or Trustees of the Trust, and maintain office space sufficient for the Trust’s principal office. For its services under the HC Agreements, the Adviser is entitled to receive an annual fee of 0.05% of each Portfolio’s average net assets. For the fiscal year ended June 30, 2014, the Adviser received advisory fees from the Portfolio in the amount of $437,562.

The Adviser is a division of Hirtle, Callaghan & Co., LLC, and wholly owned by Hirtle Callaghan Holdings, Inc., which is controlled by Jonathan J. Hirtle. The Adviser’s principal offices are located at Five Tower Bridge, 300 Barr Harbor Drive, Suite 500, West Conshohocken, PA 19428. Robert J. Zion, Chief Operating Officer, Secretary and a Principal of Hirtle, Callaghan & Co., LLC, serves on the Trust’s Board and also serves as President of the Trust. The current HC Agreements were last approved by the Trust’s Board (including a majority of the Trust’s Independent Trustees) at a meeting of the Board held on March 11, 2014.

Information about WAMCO.

WAMCO serves as a Specialist Manager for The Fixed Income Opportunity Portfolio, focusing on structured securities. WAMCO, the principal office of which is located at 385 E. Colorado Blvd., Pasadena, CA 91101, has provided investment management services for the Portfolio since July 29, 2014. As of March 31, 2014, WAMCO managed assets of $469 billion, of which approximately $270 billion represented assets of mutual funds. WAMCO is a corporation organized under the laws of California. WAMCO is a wholly owned subsidiary of Legg Mason, Inc. (“Legg Mason”), a registered investment adviser. Legg Mason, Inc. is an NYSE-listed, independent asset management firm based in Baltimore, Maryland. The company went public in August 1983, and has not experienced a change in ownership since that date. WAMCO was originally founded and began providing investment management services in 1971.

Day-to-day investment decisions for The Fixed Income Opportunity Portfolio are the responsibility of Anup Agarwal, S. Kenneth Leech, Harris A. Trifon and Ian Justice. Mr. Agarwal is Head of MBS/ABS with Western Asset Management, and has over 17 years of experience. Prior to joining the Firm in 2013, Mr. Agarwal served as Portfolio Manager and Head of Consumer Credit with Stark Investments from 2007 to 2013. Mr. Leech has been the Chief Investment Officer for WAMCO since 1990. Mr. Trifon has served as a Portfolio Manager and Research Analyst at WAMCO since 2014. Before joining WAMCO, Mr. Trifon was a Director, Fixed Income Research at Deutsche Bank since 2009 and Director, Structured Finance at Standard & Poor’s from 2006 to 2009. Mr. Justice has been a Research Analyst at WAMCO since 2005.

The name and principal occupation of the principal executive officers and each director of WAMCO, where applicable, are as follows:

Name	Principal Occupation
James W. Hirschmann	Chief Executive Officer and President Assistant Secretary; Manager, International Legal & Compliance of Global Portfolio Operations

James J. Flick	Director of Global Client Service & Marketing

Bruce D. Alberts, CPA	Chief Financial Officer

Charles A. (Tony) Ruys de Perez	General Counsel and Secretary; Head of Legal & Compliance

Brett B. Canon	Director of Risk Management & Operations

Daniel E. Giddings	Assistant Secretary; Manager, International Legal & Compliance

Gavin L. James	Director of Global Portfolio Operations

WAMCO does not act as an investment adviser with respect to any other registered funds which have similar investment objectives to the Portfolio.

Information about the Other Specialist Managers.

The Fixed Income Opportunity Portfolio is currently managed by four (4) Specialist Managers: WAMCO, Fort Washington Investment Advisors. Inc. (“Fort Washington”) Mellon Capital Management Corporation (“Mellon Capital”) and Pacific Investment Management Company LLC (“PIMCO”).

Fort Washington’s principal offices are located at 303 Broadway, Suite 1200, Cincinnati, OH 45202 and, as noted above, Fort Washington is entitled to a fee calculated according to the same fee schedule as is currently applicable to WAMCO.

Mellon Capital’s principal offices are located at 50 Fremont Street, Suite 3900, San Francisco, CA 94105 and Mellon Capital is entitled to a fee calculated at an annual rate of 0.25% of the average daily net assets allocated to it.

PIMCO’s principal offices are located at 840 Newport Center Drive, Suite 100, Newport Beach, CA 92660 and PIMCO is entitled to a fee calculated at an annual rate of 0.45% of the average daily net assets allocated to it.

Distribution Services. Unified Financial Securities, Inc. (“Unified”) provides certain services the Trust pursuant to an agreement approved by the Board on March 10, 2009 and amended on March 1, 2011. Unified is a wholly-owned subsidiary of Huntington Bancshares, Inc. Because shares of the Trust’s investment portfolios are available only to clients of the Adviser and financial intermediaries that have established a relationship with the Adviser, the services to be provided by Unified are limited. Unified will receive an annual fee of $50,000 for performing the services listed under its agreement. The offices of the principal underwriter are located at 2960 North Meridian St., Suite 300, Indianapolis, IN, 46208. None of Unified’s duties under its agreement are primarily intended to result in the sale of Trust shares.

General Matters Under Delaware Law

As a Delaware Statutory Trust, the Trust is not required, and currently does not intend, to hold annual meetings of shareholders except as required by the 1940 Act or other applicable law. The 1940 Act requires initial shareholder approval of each of the investment advisory agreements, election of Trustees and, if the Trust holds an annual meeting, ratification of the Board’s selection of the Trust’s registered independent public accounting firm. Under certain circumstances, the law provides shareholders with the right to call for a meeting of shareholders to consider the removal of one or more Trustees. To the extent required by law, the Trust will assist in shareholder communication in such matters. Although the Trust does not anticipate that an annual meeting will be held, shareholders may submit proposals that will be considered for submission to shareholders at such meeting. In the event that an annual meeting is held, any such proposal must be received at least 120 days before proxy statements prepared in connection with such a meeting are forwarded to shareholders.

Additional Information

The Trust is not aware of any shareholders who hold beneficially 5% or more of shares of any of the Portfolios as of July 30, 2014. The Adviser may be deemed to have, or share, investment and/or voting power with respect to more than 50% of the shares of the Trust’s portfolios, with respect to which shares the Adviser disclaims beneficial ownership. The Trustees and officers of the Trust, as a group, own less than 1% of the outstanding shares of the Portfolios.

By Order of the Board of Trustees

Dated: August 11, 2014

Appendix A

Pro Forma Fee and Expense Table: The Fixed Income Opportunity Portfolio

The tables and examples shown below are designed to assist investors in understanding the various costs and expenses of an investment in shares of The Fixed Income Opportunity Portfolio (the “Portfolio”). Each is designed to correspond with the tables relating to the Portfolio that appear in the prospectus for the Trust. Neither should be considered a representation of past or future expenses or performance, and actual expenses may vary from year to year, and may be higher or lower than those shown.

As indicated in the Information Statement, the fee schedule under which WAMCO is compensated under the WAMCO Agreement is the same as the fee schedule applicable to one of the other Specialist Managers currently serving the Portfolio. The level of assets initially allocated to WAMCO, however, was at a level that triggers the fee schedule’s breakpoints differently, resulting in a higher effective fee for WAMCO. Accordingly, the overall level of advisory fees payable by the Portfolio is expected to increase relative to advisory fees incurred during the Portfolio’s fiscal year ended June 30, 2014.

The following tables compare the management fees and expenses (expressed as a percentage of average net assets) actually incurred by the Portfolio during the Portfolio’s fiscal year ended June 30, 2014 with the advisory fees that would have been incurred during such periods had WAMCO served the Portfolio during such period under the terms of the WAMCO Agreement.

HC Strategic Shares

Pro Forma with respect to the FYE June 30, 2014

The net assets of the Portfolio’s HC Strategic Shares as of June 30, 2014 were approximately $804.1 million.

As of June 30, 2014, the allocations for each of the Specialist Managers then serving the Portfolio were: 90% to Fort Washington, 10% to Mellon Capital and 0% to PIMCO. The fee tables showing the fee under the WAMCO Agreement reflect the expected allocation of 20% of the Portfolio’s assets to WAMCO, resulting in an allocation of: 80% to Fort Washington, 20% to WAMCO, 0% to Mellon Capital and 0% to PIMCO. To the extent that assets are re-allocated among Specialist Managers in the future, the overall management fees for the Portfolio could change.

	Fees as of 6/30/2014	Fees Under WAMCO Agreement as of 6/30/2014
Management Fees*	0.25%	0.27%
Other Expenses**	0.07%	0.07%
Total Portfolio Operating Expenses	0.32%	0.34%

*	The figure shown includes all management fees paid by the Portfolio, including 0.05% which is paid to HC Capital Solutions.
**	Expenses attributable to the Portfolio’s investments in other investment companies, including closed-end funds and exchange-traded funds, if any, are currently estimated not to exceed 0.01% of net assets of the Portfolio.

Examples. The following example illustrates the expenses on a $10,000 investment, under the fees and expenses shown in the table above, assuming (1) 5% annual return and (2) redemption at the end of each time period. The example assumes that all dividends and distributions are reinvested and that the Portfolio’s operating expenses and assets remain as shown in the above table. The example should not be considered a representation of future expenses and actual expenses may be greater or less than those shown.

	Expenses as of 6/30/2014	Expenses that would have been Incurred during the FYE 6/30/2014 if the WAMCO Agreement had been in place during such period
1 year	$33	$35
3 years	$103	$109
5 years	$180	$191
10 years	$406	$431

HC Advisors Shares

Pro Forma with respect to the FYE June 30, 2014

The net assets of the Portfolio’s HC Advisors Shares as of June 30, 2014 were approximately $1.1 million.

As of June 30, 2014, the allocations for each of the Specialist Managers then serving the Portfolio were: 90% to Fort Washington, 10% to Mellon Capital and 0% to PIMCO. The fee tables showing the fee under the WAMCO Agreement reflect the expected allocation of 20% of the Portfolio’s assets to WAMCO, resulting in an allocation of: 80% to Fort Washington, 20% to WAMCO, 0% to Mellon Capital and 0% to PIMCO. To the extent that assets are re-allocated among Specialist Managers in the future, the overall management fees for the Portfolio could change.

	Fees as of 6/30/2014	Fees Under WAMCO Agreement as of 6/30/2014
Management Fees*	0.25%	0.27%
Distribution and/or Service (12b-1) Fees	0.25%	0.25%
Other Expenses**	0.07%	0.07%
Total Portfolio Operating Expenses	0.57%	0.59%

*	The figure shown includes all management fees paid by the Portfolio, including 0.05% which is paid to HC Capital Solutions.
**	Expenses attributable to the Portfolio’s investments in other investment companies, including closed-end funds and exchange-traded funds, if any, are currently estimated not to exceed 0.01% of net assets of the Portfolio.

Examples. The following example illustrates the expenses on a $10,000 investment, under the fees and expenses shown in the table above, assuming (1) 5% annual return and (2) redemption at the end of each time period. The example assumes that all dividends and distributions are reinvested and that the Portfolio’s operating expenses and assets remain as shown in the above table. The example should not be considered a representation of future expenses and actual expenses may be greater or less than those shown.

	Expenses as of 6/30/2014	Expenses that would have been Incurred during the FYE 6/30/2014 if the WAMCO Agreement had been in place during such period
1 year	$58	$60
3 years	$183	$189
5 years	$318	$329
10 years	$714	$738

Exhibit A

PORTFOLIO MANAGEMENT AGREEMENT

For The Fixed Income Opportunity Portfolio

AGREEMENT made this      day of         , 2014, between Western Asset Management Company, a corporation organized under the laws of the State of California (“Portfolio Manager”), and HC Capital Trust, a Delaware statutory trust (“Trust”).

WHEREAS, the Trust is registered as an open-end, diversified, management investment company under the Investment Company Act of 1940, as amended (“Investment Company Act”) which offers several series of shares of beneficial interests (“shares”) representing interests in separate investment portfolios; and

WHEREAS, the Trust desires to retain the Portfolio Manager to provide a continuous program of investment management to that portion of the assets of The Fixed Income Opportunity Portfolio of the Trust (“Portfolio”) that may, from time to time be allocated to it by, or under the supervision of, the Trust’s Board of Trustees, and Portfolio Manager is willing, in accordance with the terms and conditions hereof, to provide such services to the Trust;

NOW THEREFORE, in consideration of the promises and covenants set forth herein and intending to be legally bound hereby, it is agreed between the parties as follows:

1. Appointment of Portfolio Manager. The Trust hereby retains Portfolio Manager to provide the investment services set forth herein and Portfolio Manager agrees to accept such appointment. In carrying out its responsibilities under this Agreement, the Portfolio Manager shall at all times act in accordance with the investment objectives, policies and restrictions applicable to the Portfolio as set forth in the then current Registration Statement of the Trust delivered by the Trust to the Portfolio Manager, applicable provisions of the Investment Company Act and the rules and regulations promulgated under the Investment Company Act and other applicable federal securities laws.

2. Duties of Portfolio Manager. (a) Portfolio Manager shall provide a continuous program of investment management for that portion of the assets of the Portfolio (“Account”) that may, from time to time be allocated to it by, or under the supervision of, the Trust’s Board of Trustees, as indicated in writing by an authorized officer of the Trust. It is understood that the Account may consist of all, a portion of or none of the assets of the Portfolio, and that the Board of Trustees and/or HC Capital Solutions (a division of Hirtle Callaghan & Co., LLC), the Trust’s investment adviser, has the right to allocate and reallocate such assets to the Account at any time, and from time to time, upon such notice to the Portfolio Manager as may be reasonably necessary, in the view of the Trust, to ensure orderly management of the Account or the Portfolio. The Portfolio Manager’s responsibility for providing portfolio management services to the Portfolio shall be limited to the Account.

(b) Subject to the general supervision of the Trust’s Board of Trustees, Portfolio Manager shall have sole investment discretion with respect to the Account, including investment research, selection of the securities to be purchased and sold and the portion of the Account, if any, that shall be held uninvested, and the selection of brokers and dealers through which securities transactions in the Account shall be executed. The Portfolio Manager shall not consult with any other portfolio manager of the Portfolio concerning transactions for the Portfolio in securities or other assets. Specifically, and without limiting the generality of the foregoing, Portfolio Manager agrees that it will:

(i) advise the Portfolio’s designated custodian bank and administrator or accounting agent on each business day of each purchase and sale, as the case may be, made on behalf of the Account, specifying the name and quantity of the security purchased or sold, the unit and aggregate purchase or sale price, commission paid, the market on which the transaction was effected, the trade date, the settlement date, the identity of the effecting broker or dealer and/or such other information, and in such manner, as may from time to time be reasonably requested by the Trust;

(ii) maintain all applicable books and records with respect to the securities transactions of the Account. Specifically, Portfolio Manager agrees to maintain with respect to the Account those records required to be maintained under Rule 31a-1(b)(1), (b)(5) and (b)(6) under the Investment Company Act with respect to transactions in the Account including, without limitation, records which reflect securities purchased or sold in the Account, showing for each such transaction, the name and quantity of securities, the unit and aggregate purchase or sale price, commission paid, the market on which the transaction was effected, the trade date, the settlement date, and the identity of the effecting broker or dealer. Portfolio Manager will preserve such records in the manner and for the periods prescribed by Rule 31a-2 under the Investment Company Act. Portfolio Manager acknowledges and agrees that all records it maintains for the Trust are the property of the Trust, and Portfolio Manager will surrender promptly to the Trust any such records upon the Trust’s request. The Trust agrees, however, that Portfolio Manager may retain copies of those records that are required to be maintained by Portfolio Manager under federal or state regulations to which it may be subject or are reasonably necessary for purposes of conducting its business;

(iii) provide, in a timely manner, such information as may be reasonably requested by the Trust or its designated agents in connection with, among other things, the daily computation of the Portfolio’s net asset value and net income, preparation of proxy statements or amendments to the Trust’s registration statement and monitoring investments made in the Account so that the Trust can ensure compliance with the various limitations on investments applicable to the Portfolio and so the Trust’s investment adviser can ensure that the Portfolio will continue to qualify for the special tax treatment accorded to regulated investment companies under Subchapter M of the Internal Revenue Code of 1986, as amended (“Code”); and

(iv) render regular reports to the Trust concerning the performance of Portfolio Manager of its responsibilities under this Agreement. In particular, Portfolio Manager agrees that it will, at the reasonable request of the Board of Trustees, attend meetings of the Board or its validly constituted committees and will, in addition, make its officers and employees available to meet with the officers and employees of the Trust at least quarterly and at other times upon reasonable notice, to review the investments and investment program of the Account.

3. Portfolio Transaction and Brokerage. In placing orders for portfolio securities with brokers and dealers, Portfolio Manager shall seek to execute securities transactions on behalf of the Account in such a manner that the total cost or proceeds in each transaction is the most favorable under the circumstances. Portfolio Manager may, however, in its discretion, direct orders to brokers that provide to Portfolio Manager research, analysis, advice and similar services, and Portfolio Manager may cause the Account to pay to those brokers a higher commission than may be charged by other brokers for similar transactions, provided that Portfolio Manager determines in good faith that such commission is reasonable in terms either of the particular transaction or of the overall responsibility of the Portfolio Manager to the Account and any other accounts with respect to which Portfolio Manager exercises investment discretion, and provided further that such practice is subject to review by the Trust’s Board of Trustees. Portfolio Manager shall not execute any portfolio transactions for the Trust with a broker or dealer which is an “affiliated person” of the Trust or Portfolio Manager, including any other investment advisory organization that may, from time to time act as a portfolio manager for the Portfolio or any of the Trust’s other Portfolios, except as permitted under the Investment Company Act and rules promulgated thereunder. The Trust shall provide a list of such affiliated brokers and dealers to Portfolio Manager and will promptly advise Portfolio Manager of any changes in such list. The Portfolio Manager may execute trading and account agreements and documentation with brokers and dealers in order to effect the transactions it is authorized to make under this Agreement.

4. Expenses and Compensation. (a) Portfolio Manager shall pay all of its expenses incurred in the performance of its duties under its Agreement and shall not be required to pay any of the expenses of the Trust. For its services under this Agreement, the Portfolio shall pay to the Portfolio Manager a maximum annual fee of 0.40% of the average daily net assets of the Account (“Maximum Fee”).

(b) Subject to the foregoing, the actual fee that the Portfolio Manager shall be entitled to receive from the Portfolio shall be calculated daily and payable quarterly. For so long as the Average Quarterly Net Assets of the Combined Assets are greater than $200 million, the fee shall be at the annual rate of 0.20% of the Average Quarterly Net Assets of the Combined Assets. If the Average Quarterly Net Assets of the Combined Assets are reduced to $200 million or less due to withdrawals or redemptions, beginning with the first calendar quarter following the date on which such withdrawal or redemption reduced such Average Quarterly Net Assets of the Combined Assets to $200 million or less, the fee shall be calculated based on Average Quarterly Net Assets of the Combined Assets at the following annual rates.

0.40% on assets up to $25 million;

0.375% on assets from $25 million to $50 million;

0.3375 on assets from $50 million to $100 million;

0.25% on assets from $100 million to $200 million; and

0.20% on assets in excess of $200 million.

(c) For purposes of this Agreement:

(i)	“Combined Assets” shall mean the sum of (i) the net assets of the Account; and (ii) the net assets of each of those separately managed accounts advised by Hirtle Callaghan & Co. LLC for which Portfolio Manager provides day-to-day portfolio management services (the “Other Hirtle Accounts”).

(ii)	“Average Quarterly Net Assets” shall mean the average of the average daily net asset values of the Account and/or the average of the net asset values of the Other Hirtle Accounts, as the case may be, as of the last business day of each of the three months in the calendar quarter. It is understood that the average daily net asset value of the Account shall be calculated in accordance with the policies of the Trust as set forth in the Trust’s prospectus as it may be amended from time to time and that the net asset value of the Other Accounts shall be calculated by the applicable custodian or valuation agent and that income accruals and receivables shall be included in making such calculation.

(iii)	The fee payable to Portfolio Manager by the Portfolio shall be paid and billed in arrears based on the Average Quarterly Net Assets of the Combined Assets during the preceding calendar quarter. The fee payable shall be calculated by applying the annual rate, as set forth in the fee schedule above, to the Average Quarterly Net Assets of the Combined Assets, and dividing by four; and multiplying by a factor that is equal to the proportion that the Quarterly Average Net Assets of the Account bears to the Combined Assets.

(iv)	For a calendar quarter in which this Agreement becomes effective or terminates, the portion of the Portfolio Manager’s fee due hereunder with respect to the Account shall be prorated on the basis of the number of days that the Agreement is in effect during the calendar quarter.

5. Limitation of Liability and Indemnification. (a) Portfolio Manager shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Portfolio or the Trust in connection with the matters to which this Agreement relates including, without limitation, losses that may be sustained in connection with the purchase, holding, redemption or sale of any security or other investment by the Portfolio, except a loss to the Account resulting from willful misfeasance, bad faith or gross negligence on the part of Portfolio Manager in the performance of its duties or from reckless disregard by it of its duties under this Agreement.

(b) Notwithstanding the foregoing, Portfolio Manager expressly agrees that the Trust may rely upon: (i) the Portfolio Manager’s current Form ADV; and (ii) information provided, in writing, by Portfolio Manager to the Trust in accordance with Section 9 of this Agreement or otherwise to the extent such information was provided by Portfolio Manager for the purpose of inclusion in SEC Filings, as hereinafter defined, provided that a copy of each SEC Filing is provided to Portfolio Manager: (i) at least 10 business days prior to the date on which it will become effective, in the case of a registration statement; (ii) at least 10 business days prior to the date upon which it is filed with the SEC in the case of the Trust’s semi-annual-report on Form N-SAR or any shareholder report or proxy statement; or (iii) at least 10 business days prior to first use, in the case of any other SEC Filing. For purposes of this Section 5, “SEC Filings” means the Trust’s registration statement and amendments thereto and any periodic reports relating to the Trust and its Portfolios that are required by law to be furnished to shareholders of the Trust and/or filed with the SEC.

(c) Portfolio Manager agrees to indemnify and hold harmless the Trust and each of its Trustees, officers, employees and control persons from any claims, liabilities and reasonable expenses, including reasonable attorneys’ fees (collectively, “Losses”), to the extent that such Losses arise out of any untrue statement of a material fact contained in an SEC Filing or the omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they are made, not materially misleading, if such statement or omission was made in reliance upon the Portfolio Manager’s current Form ADV or written information furnished by the Portfolio Manager for the purpose of inclusion in such SEC Filings or other appropriate SEC Filings; provided that a copy of each SEC Filing was provided to Portfolio Manager: (i) at least 10 business days prior to the date on which it will become effective, in the case of a registration statement; (ii) at least 10 business days prior to the date upon which it is filed with the SEC in the case of the Trust’s semi-annual-report on Form N-SAR or any shareholder report or proxy statement; or (iii) at least 10 business days prior to first use, in the case of any other SEC Filing.

(d) In the event that a legal proceeding is commenced against the Trust on the basis of claims for which the Portfolio Manager would, if such claims were to prevail, be required to indemnify the Trust pursuant to Section 5(c) above, Portfolio Manager will, at its expense, provide such assistance as the Trust may reasonably request in preparing the defense of the such claims (including by way of example making Portfolio Manager’s personnel available for interview by counsel for the Trust, but specifically not inducing retention or payment of counsel to defend such claims on behalf of the Trust, provided that counsel reasonably acceptable to Portfolio Manager is retained by the Trust); provided that the Portfolio Manager will not be required to pay any Losses of the Trust except to the extent it may be required to do so under Section 5(c) above.

(e) The indemnification obligations set forth in Section 5 (c) shall not apply unless: (i) the statement or omission in question accurately reflects information provided to the Trust in writing by the Portfolio Manager; (ii) the statement or omission in question was made in an SEC Filing in reliance upon written information provided to the Trust by the Portfolio Manager specifically for use in such SEC Filing; (iii) the Portfolio Manager was afforded the opportunity to review the statement (or the omission was identified to it) in connection with the 10 business day review requirement set forth in Section 5(b) above; and (iv) upon receipt by the Trust of any notice of the commencement of any action or the assertion of any claim to which the indemnification obligations set forth in Section 5(c) may apply, the Trust notifies the Portfolio Manager, within 30 days and in writing, of such receipt and provides to Portfolio Manager the opportunity to participate in the defense and/or settlement of any such action or claim. Further, Portfolio Manager will not be required to indemnify any person under this Section 5 to the extent that Portfolio Manager relied upon statements or information furnished to the Portfolio Manager, in writing, by any officer, employee or Trustee of the Trust, or by the Trust’s custodian, administrator or accounting agent or any other agent of the Trust, in preparing written information provided to the Trust and upon which the Trust relied in preparing the SEC Filing(s) in question.

(f) The Portfolio Manager shall not be liable for: (i) any acts of any other portfolio manager to the Portfolio or the Trust with respect to the portion of the assets of the Portfolio or the Trust not managed by the Portfolio Manager; and (ii) acts of the Portfolio Manager which result from acts of the Trust, including, but not limited to, a failure of the Trust to provide accurate and current information with respect to the investment objectives, policies, or restrictions applicable to the Portfolio, actions of the Trustees, or any records maintained by Trust or any other portfolio manager to the Portfolio. The Trust agrees that, to the extent the Portfolio Manager complies with the investment objectives, policies, and restrictions applicable to the Portfolio as provided to the Portfolio Manager by the Trust, and with laws, rules, and regulations applicable to the Portfolio (including, without limitation, any requirement to manage the Portfolio in a manner designed to comply with Subchapter M of the Code) in the management of the assets of the Portfolio specifically committed to management by the Portfolio Manager, without regard to any other assets or investments of the Portfolio, Portfolio Manager will be conclusively presumed for all purposes to have met its obligations under this Agreement to act in accordance with the investment objectives, polices, and restrictions applicable to the Portfolio and with laws, rules, and regulations applicable to the Portfolio, it being the intention that for this purpose the assets committed to management by the Portfolio Manager shall be considered a separate and discrete investment portfolio from any other assets of the Portfolio; without limiting the generality of the foregoing, the Portfolio Manager will have no obligation to inquire into, or to take into account, any other investments of the Portfolio in making investment decisions under this Agreement. In no event shall the Portfolio Manager or any officer, director, employee, or agent or the Portfolio Manager have any liability arising from the conduct of the Trust and any other portfolio manager with respect to the portion of the Portfolio’s assets not allocated to the Portfolio Manager.

6. Permissible Interest. Subject to and in accordance with the Trust’s Declaration of Trust and Bylaws and corresponding governing documents of Portfolio Manager, Trustees, officers, agents and shareholders of the Trust may have an interest in the Portfolio Manager as officers, directors, agents and/or shareholders or otherwise. Portfolio Manager may have similar interests in the Trust. The effect of any such interrelationships shall be governed by said governing documents and the provisions of the Investment Company Act.

7. Duration, Termination and Amendments. This Agreement shall become effective as of the date first written above and shall continue in effect thereafter for two years. This Agreement shall continue in effect from year to year thereafter for so long as its continuance is specifically approved, at least annually, by: (i) a majority of the Board of Trustees or the vote of the holders of a majority of the Portfolio’s outstanding voting securities; and (ii) the affirmative vote, cast in person at a meeting called for the purpose of voting on such continuance, of a majority of those members of the Board of Trustees (“Independent Trustees”) who are not “interested persons” of the Trust or any investment adviser to the Trust.

This Agreement may be terminated by the Trust or by Portfolio Manager at any time and without penalty upon sixty days written notice to the other party, which notice may be waived by the party entitled to it. This Agreement may not be amended except by an instrument in writing and signed by the party to be bound thereby provided that if the Investment Company Act requires that such amendment be approved by the vote of the Board, the Independent Trustees and/or the holders of the Trust’s or the Portfolio’s outstanding shareholders, such approval must be obtained before any such amendment may become effective. This Agreement shall terminate upon its assignment. For purposes of this Agreement, the terms “majority of the outstanding voting securities,” “assignment” and “interested person” shall have the meanings set forth in the Investment Company Act.

8. Confidentiality; Use of Name. Portfolio Manager and the Trust acknowledge and agree that during the term of this Agreement the parties may have access to certain information that is proprietary to the Trust or Portfolio Manager, respectively (or to their affiliates and/or service providers). The parties agree that their respective officers and employees shall treat all such proprietary information as confidential and will not use or disclose information contained in, or derived from such material for any purpose other than in connection with the carrying out of their responsibilities under this Agreement and the management of the Trust’s assets, provided, however, that this shall not apply in the case of: (i) information that is publicly available; and (ii) disclosures required by law or requested by any regulatory authority that may have jurisdiction over Portfolio Manager or the Trust, as the case may be, in which case such party shall request such confidential treatment of such information as may be reasonably available. In addition, each party shall use its reasonable efforts to ensure that its agents or affiliates who may gain access to such proprietary information shall be made aware of the proprietary nature and shall likewise treat such materials as confidential.

It is acknowledged and agreed that the names “Hirtle Callaghan,” “Hirtle Callaghan Chief Investment Officers” (which is a registered trademark of Hirtle Callaghan & Co., LLC (“HCC”)), “HC Capital” and any derivative of any of them, as well as any logo that is now or shall later become associated with such names (“Marks”) are valuable property of HCC and that the use of the Marks, or any one of them, by the Trust or its agents is subject to the license granted to the Trust by HCC. Portfolio Manager agrees that, other than for the purpose of complying with regulatory requirements, it will not use any Mark without the prior written consent of the Trust. Portfolio Manager consents to use of its name, performance data, biographical data and other pertinent data, and the Western Asset Marks (as defined below), by the Trust for use in marketing and sales literature, provided that any such marketing and sales literature shall not be used by the Trust without the prior written consent of Portfolio Manager, which consent shall not be unreasonably withheld. The Trust shall have full responsibility for the compliance by any such marketing and sales literature with all applicable laws, rules, and regulations, and Portfolio Manager will have no responsibility or liability therefor.

It is acknowledged and agreed that the names “Western Asset Management Company,” “Legg Mason” and any portion or derivative thereof, as well as any logo that is now or shall later become associated with the names (“Western Asset Marks”), are valuable property of the Portfolio Manager and that the use of the Western Asset Marks by the Trust or its agents is permitted only so long as this Agreement is in place.

The provisions of this Section 8 shall survive termination of this Agreement.

9. Representation, Warranties and Agreements of Portfolio Manager. Portfolio Manager represents and warrants that:

(a) It is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (“Investment Advisers Act”), it will maintain such registration in full force and effect and will, consistent with its obligations under Regulation FD, promptly report to the Trust the existence of any litigation or proceeding that, in the event of an adverse outcome, cause the Portfolio Manager to become ineligible to serve as an investment adviser to a registered investment company under Section 9 of the Investment Company Act.

(b) Portfolio Manager understands that the Trust is subject to various regulations under the Investment Company Act which require that the Board review and approve various procedures adopted by portfolio managers and may also require disclosure regarding the Board’s consideration of these matters in various documents required to be filed with the SEC. Portfolio Manager represents that it will, upon reasonable request of the Trust, provide to the Trust information regarding all such matters including, but not limited to, codes of ethics required by Rule 17j-1 under the Investment Company Act and compliance procedures required by Rule 206(4)-7 under the Investment Advisers Act, as well as certifications that, as contemplated under Rule 38a-1 under the Investment Company Act, Portfolio Manager has implemented a compliance program that is reasonably designed to prevent violations of the federal securities laws by the Portfolio Manager with respect to those services provided pursuant to this Agreement. Portfolio Manager acknowledges that the Trust may, in response to regulations or recommendations issued by the SEC or other regulatory agencies, from time to time, request additional information regarding the personal securities trading of its directors, partners, officers and employees and the policies of Portfolio Manager with regard to such trading. Portfolio Manager agrees that it make reasonable efforts to respond to the Trust’s reasonable requests in this area.

(c) Upon request of the Trust, Portfolio Manager shall promptly supply the Trust with any information concerning Portfolio Manager and its stockholders, employees and affiliates that the Trust may reasonably require in connection with the preparation of its registration statements, proxy materials, reports and other documents required, under applicable state or Federal laws, to be filed with state or Federal agencies and/or provided to shareholders of the Trust.

10. Status of Portfolio Manager. The Trust and Portfolio Manager acknowledge and agree that the relationship between Portfolio Manager and the Trust is that of an independent contractor and under no circumstances shall any employee of Portfolio Manager be deemed an employee of the Trust or any other organization that the Trust may, from time to time, engage to provide services to the Trust, its Portfolios or its shareholders. The parties also acknowledge and agree that nothing in this Agreement shall be construed to restrict the right of Portfolio Manager or its affiliates to perform investment management or other services to any person or entity, including without limitation, other investment companies and persons who may retain Portfolio Manager to provide investment management services and the performance of such services shall not be deemed to violate or give rise to any duty or obligations to the Trust.

11. Counterparts and Notice. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original. Any notice required to be given under this Agreement shall be deemed given when received, in writing addressed and delivered, by certified mail, by hand or via overnight delivery service as follows:

If to the Trust:

Robert J. Zion, Vice President

HC Capital Trust

Five Tower Bridge, 300 Barr Harbor Drive, Suite 300

West Conshohocken, PA 19428

If to Portfolio Manager:

12. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by the law of the State of Delaware provided that nothing herein shall be construed as inconsistent with the Investment Company Act or the Investment Advisers Act.

The Trust acknowledges receipt of Part II of Portfolio Manager’s Form ADV, copies of which have been provided to the Trust’s Board of Trustees.

Portfolio Manager is hereby expressly put on notice of the limitations of shareholder and Trustee liability set forth in the Declaration of Trust of the Trust and agrees that obligations assumed by the Trust pursuant to this Agreement shall be limited in all cases to the assets of the Portfolio. Portfolio Manager further agrees that it will not seek satisfaction of any such obligations from the shareholders or any individual shareholder of the Trust, or from the Trustees of the Trust or any individual Trustee of the Trust.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers thereunto duly authorized as of the day and year first written above.

ATTEST:	Western Asset Management Company.

By:

ATTEST:	HC Capital Trust (on behalf of The Fixed Income Opportunity Portfolio)

By: